                                                                    EXHIBIT 99.1

                      [WESTPORT RESOURCES CORPORATION LOGO]

                         WESTPORT RESOURCES CORPORATION
                   1670 BROADWAY, SUITE 2800, DENVER, CO 80202


              WESTPORT ANNOUNCES CAPITAL BUDGET, 2003 GUIDANCE AND
                          UPDATE ON HEDGING ACTIVITIES

Denver, Colorado - December 2, 2002 -- Westport Resources Corporation (NYSE:
WRC) today announced its operational and financial guidance for 2003, including an update on hedging activities. The guidance assumes the closing of the previously announced purchase of natural gas properties and midstream gathering and compression assets located in the Uinta Basin of Utah and the completion of the related financings announced separately today.

The Company is targeting its 2003 daily production to average between 445 and 465 Mmcfe/d with an estimated 70% / 30% natural gas/oil ratio. Based on that production rate, assumed debt levels and projected staffing at the close of 2002, Westport anticipates that its cost structure per Mcfe in 2003 will be approximately:

         Lease operating expense                              $0.60 - $0.70
         General and administrative expense                   $0.15 - $0.20
         Interest expense                                     $0.35 - $0.45
         Depletion, depreciation, and amortization expense    $1.45 - $1.55

With 2003 price realizations of 88% to 92% of NYMEX prices, Westport expects to report EBITDAX between $395 million and $410 million and discretionary cash flow between $330 million and $350 million (assuming average NYMEX prices of $22.00/Bbl and $3.60/Mmbtu). EBITDAX and discretionary cash flow are presented here because of their wide acceptance as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt.

Westport expects capital expenditures during 2003 to be $230 million, with approximately 75% allocated for exploitation and 25% for exploration. Approximately 20% of the 2003 capital budget will be allocated to the development of the Uinta Division, 22% to the Northern Division, 24% to the Southern Division and 34% to the Gulf of Mexico Division. These ratios are subject to change based on drilling expense, unanticipated transaction opportunities, and other factors. The Company does not budget for acquisitions, which have historically been a major part of the Company's growth strategy, and accordingly, the capital budget could be materially affected by such transactions, if any. The Company intends to fund its 2003 capital spending with internally generated cash flows.

"We expect that 2003 will be a year of significant growth for Westport. We expect to fully integrate the legacy assets of the Uinta Basin into our operations, increase our spending by 30% over 2002 levels and concurrently to execute on management's commitment to reducing the Company's debt levels," commented Don Wolf, Chairman and Chief Executive Officer of Westport.

COMMODITY PRICE RISK MANAGEMENT:

The summary tables below provide details about the volumes and prices of all open 2003 and 2004 CPRM, hedge and non-hedge commitments, as of November 30, 2002.

(unaudited)
HEDGES                                                                    2003             2004
                                                                       -----------      ------------
   GAS
     Price swaps sold-receive fixed price (thousand Mmbtu)                  28,610           14,600
       Weighted average price, per Mmbtu                                     $3.99            $3.81
     Collars sold (thousand Mmbtu)                                          30,683           16,350
       Weighted average floor price, per Mmbtu                               $3.64            $3.70
       Weighted average ceiling price, per Mmbtu                             $4.22            $4.00
     Puts purchased (thousand Mmbtu)                                            --               --
       Weighted average price, per Mmbtu                                        --               --
     Three-way collars (Mmbtu)                                               8,030               --
       Three-way Weighted average floor price, per Mmbtu                     $2.22               --
       Weighted average floor price, per Mmbtu                               $3.39               --
       Weighted average ceiling price, per Mmbtu                             $4.73               --

  OIL
     Price swaps sold-receive fixed price (Mbbls)                              875               --
       Weighted average price, per bbl                                      $21.80               --
     Collars sold (Mbbls)                                                    1,980               --
       Weighted average floor price, per bbl                                $24.45               --
       Weighted average ceiling price, per bbl                              $26.45               --
     Three-way collars (Mbbls)                                               1,995               --
       Three-way average floor price, per bbl                               $18.91               --
       Weighted average floor price, per bbl                                $23.18               --
       Weighted average ceiling price, per bbl                              $26.30               --

NON-HEDGES
   GAS
     Calls sold (thousand Mmbtu)                                                --               --
       Weighted average price, per Mmbtu                                        --               --
  OIL
     Calls sold (Mbbls)                                                         --               --
       Weighted average price, per bbl                                          --               --
     Price swaps sold-receive fixed price (Mbbls)(1)                           300               --
       Weighted average price, per bbl                                      $18.86               --

In addition to the hedges listed in the table above, 24.4 Bcf of the 2003 natural gas contracts correlates to basis hedges with a weighted average price differential of $0.72 per Mmbtu and 12.8 Bcf of the 2004 natural gas contracts correlates to basis hedges with a weighted average price differential of $0.66 per Mmbtu.

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Gulf of Mexico, the Rocky Mountains, Permian Basin/Mid-Continent and the Gulf Coast.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

EBITDAX (as used herein) is defined as net income (loss) before interest expense, income taxes, depletion, depreciation and amortization, impairment of unproved properties, impairment of proved properties, exploration expense, non-cash stock compensation expense and non-cash derivative gain (loss). Discretionary cash flow (as used herein) is defined as net income (loss) before deferred income taxes, depletion, depreciation and amortization, impairment of unproved properties, impairment of proved properties, exploration expense, non-cash stock compensation expense and non-cash derivative gain (loss).

FORWARD - LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production, estimated reserves, estimated costs, projected levels of EBITDAX, cash flow and capital spending, projected drilling and development activity, projected production, and projected property sales. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.